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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended December 31, 2002, of our report dated February 28, 2003, appearing in the Registration Statement on Form S-8 (File No. 33-24505, effective October 3, 1988, File No. 33-62209, effective December 20, 1988, and File No. 33-66822, effective August 2, 1993) of O.I. Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



GRANT THORNTON LLP

Houston, Texas
February 28, 2003